EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-16581, 33-83996, 33-84048, 333-03513, 333-59853, 333-59849, 333-06141,
333-34025, 333-75535 and 333-47310 of CryoLife, Inc., on Form S-8 of our reports dated February 24, 2003, appearing in this Annual Report on Form 10-K of CryoLife, Inc., for the year ended December 31, 2002.

/s/Deloitte & Touche LLP

Atlanta, Georgia

February 24, 2003